                                  EXHIBIT 10.8

                            REDDING BANK OF COMMERCE
                         DEFERRED COMPENSATION AGREEMENT
                                     --OOO--

        THIS AGREEMENT is made and entered into this 18th day of April 1990, by and between REDDING BANK OF COMMERCE, a state bank organized under the laws of the State of California ("Bank") and _____________, a full-time employee and officer, being the President & CEO of the bank ("Employee").

        This agreement is made with respect to the following facts:

        A. Bank has employed Employee in the capacity set forth hereinabove, and Employee desires to provide for a retirement program through a Deferred Compensation Agreement; and

        B. Bank and Employee desire to set forth their contractual agreement as to deferring a portion of Employee's compensation as a Deferred Compensation Plan and to provide Employee certain additional benefits as set forth in this Agreement in the event of Employee's death while employed by the Bank.

        NOW, THEREFORE in consideration of the mutual agreements contained herein, Bank and Employee agree as follows:

        1. Employee hereby agrees to a reduction of the current payment of compensation otherwise payable to him due to his employment by Bank in the amount set forth on the "Salary Reduction Authorization Form" attached hereto as Exhibit "A".

        The amount of salary elected by the Employee to be deferred pursuant to the Salary Reduction Authorization form may be changed annually be [sic] a new executed Salary Reduction Authorization Form delivered to Bank prior to January 1st of each year as to which such an election for deferral of salary applies. The election by employee to defer salary shall be a binding election to defer receipt of such amount until such time as the deferred compensation is payable to him pursuant to the express terms and conditions of this Agreement.

        Compensation reductions as elected by the Employee under this Agreement shall cease at the end of the month in which Employee attains the age of sixty-five (65) years, even if Employee is still employed by the Bank at that time.

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        2. Bank will record all amounts deferred pursuant to Section 1 hereof in a separate unfunded account maintained on the books of the Bank ("Account"). The Account will be segregated from other assets owned by the Bank, only by way of its identification on the books and records of Bank as a liability of Bank to Employee. The Account will be subject to the claims of general creditors or the Bank, and Employee, as to the Account, shall be a general unsecured creditor of the Bank.

        3. Until such time as all amounts held in the Account for the benefit of Employee are fully paid out pursuant to the provisions of this Agreement, Bank will credit interest on deferred compensation amounts held in the Account at a rate determined as follows: Interest on amounts of deferred compensation held in the Account will be calculated on a simple interest basis, using a 365-day year with interest earned on the monthly balance.

        The rate of interest shall be set annually on July 1st of each year and, such rate shall correspond to a rate of 1/2 percent over the banks reference rate. In the event the bank discontinues or changes the method for determining its reference rate, then the prime rate published in the West Coast edition of the Wall Street Journal will replace the banks reference rate. Prior to July 1997, the rate paid on the account corresponded to the rate credited to earnings pursuant to the Keyman insurance policies carried on Employee and as listed in Exhibit "B" attached hereto.

        4. Amounts held in the Account will be payable to Employee or to his designated beneficiary upon the first to occur of the following events:

        (a) Termination of Employee's employment with Bank.
        (b) Attainment by Employee of age sixty-five (65).
        (c) Termination due to the disability of Employee.

The term "disability" shall be defined as being a demonstrable injury or disease (including legally established mental incompetency), which will wholly and continuously prevent Employee from performing his normal duties as an employee of Bank for a period of six (6) months. Disability as herein defined shall be finally determined in the sole and absolute discretion of the Plan Co-Administrator.

        (d) Termination of the Agreement by Bank upon one hundred eighty (180) days written notice of such termination to Employee.

        5. Upon the occurrence of an event described in Section 4 above, Bank will pay to Employee or his designated beneficiary, subject to the election hereinafter set forth, amounts credited to the Account for the benefit of the Employee at the time of the payment of such amount.

        Amounts payable to Employee upon the occurrence of an event described in
Section 4 shall be paid to Employee or his beneficiary in

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accordance with the method elected by Employee in a signed writing setting forth the method of payment desired by Employee and delivered to the Bank prior to the occurrence of an event of payment. Methods which Employee may elect are:

        (a) a lump sum payment;
        (b) In substantially equal monthly, quarterly or annual installments over a five (5) year period;
        (c) In substantially equal monthly, quarterly or annual installments over a ten (10) year period;
        (d) In substantially equal monthly, quarterly or annual installments over a fifteen (15) year period.

        Should Employee have not elected a method of payment as set forth hereinabove prior to the occurrence of an event described in Section 4, then the Plan co-administrators, in their sole and absolute discretion but by unanimous vote, shall select the method of payment from those provided hereinabove.

        6. Bank, in its sole and absolute discretion, may acquire an insurance policy on the life of Employee. Should Bank elect to acquire such a policy, Bank shall be the owner and beneficiary of the policy. Employee will have no interest in or right to the policy or the proceeds thereof, except as expressly set forth in this Agreement.

        In the event that Bank does elect to obtain a policy of insurance on the life of Employee, and further, in the event that upon Employee's death prior to termination of his employment with Bank and prior to Employee's attainment of age sixty-five (65), then and in only those events the amount to be paid to Employee's beneficiary shall be the greater of the amount credited in the Account for the benefit of Employee or the amount of the "Projected Death Benefit" as set forth on Exhibit "C" to this Agreement.

        It is expressly understood and agreed by the parties hereto that should Employee's death be from a cause which is not covered by a then existing policy of insurance payable to Bank, Bank shall have no obligation to pay Projected Death Benefits and shall be responsible only for payment of the amounts credited in the Account.

        The Projected Death Benefit shall be determined in the sole and absolute discretion of the Bank, and the amount of the Projected Death Benefit may, from time to time, be modified by the Bank. Any modifications of the Projected Death Benefit shall be delivered in writing to Employee upon such modification. The initial Projected Death Benefit is attached hereto as Exhibit "C".

        Any amounts payable to Employee's beneficiary pursuant to the terms of this agreement will be paid to the beneficiary designated by Employee in a

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Salary Reduction Deferred Compensation Beneficiary Designation, the form of which is attached hereto as Exhibit "D". Employee shall have the right to change his beneficiary designation at any time by delivering to Bank a subsequent signed designation.

        In the event that Employee's designated beneficiary at any time is a beneficiary other than the Employee's spouse (in the event that Employee is married), Employee shall, with such beneficiary designation, deliver written acknowledgement and authorization from Employee's spouse approving such beneficiary designation. A form of Acknowledgement and Authorization is set forth on the Salary Reduction Deferred Compensation Beneficiary Designation attached hereto as Exhibit "D".

        No one other than Employee Shall have a right to designate a beneficiary for this Agreement.

        In the event that Employee does not designate a beneficiary in the manner required by this section, or in the event that a designated beneficiary has predeceased Employee, then amounts payable pursuant to this Agreement will first be payable to Employee's surviving spouse, if any, and if Employee has no surviving spouse, then amounts due to Employee will be payable to Employee's estate.

        7. The right to receive payments pursuant to this Agreement may not be assigned or encumbered, and shall not be subject to anticipation, garnishment, attachment, or any other legal process, or to creditors of Employee, or of any designated beneficiary. Should Employee or designated beneficiary attempt to assign any such rights, Bank, in its sole and absolute discretion, may suspend, reduce or terminate any and all rights created by this Agreement as to Employee or the designated beneficiary attempting such assignment.

        8. Nothing in this agreement shall be construed as providing Employee with any right to be retained in Banks employment. Employee, subject to any existing written employment agreement, shall remain subject to termination or discharge at any time with or without cause and to the same extent as if this Agreement had not been executed.

        9. The Bank shall provide to Employee, on an annual basis, an account statement showing the status of the deferred compensation account, including deferred compensation credited thereto, together with interest credited thereon.

        10. Bank does not assure or guarantee any tax consequences as to the compensation deferred hereunder or as to payments to be made hereunder, and Employee warrants and represents that his decision to reduce or defer receipt of compensation is not due to reliance by Employee upon financial, tax or legal advice given to Employee by Bank or any of its employees, directors or agents.

        11. Employee acknowledges that, if required by law, Bank shall be authorized upon payments of sums due Employee hereunder, to withhold from such sums all taxes required to be withheld.

        12. This Agreement may be amended at any time by Bank, in writing, upon notification of such amendment to all parties hereto. Further, this Agreement may be terminated by Bank upon one hundred eighty (180) days prior written notice of such termination to Employee.

        13. This Agreement has been entered into in the City of Redding, County of Shasta, State of California, and shall be interpreted under and pursuant to the laws of the State of California.

        14. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior agreements or understandings, whether written or oral.

        15. This Agreement will bind and benefit the successors, heirs and assigns of the parties hereto.

        16. In the event legal proceedings are instituted due to a disagreement with respect to the subject matter of this Agreement, or to interpret the provisions of this Agreement, the prevailing party in any such action shall be entitled to recover reasonable attorney's fees.

        IN WITNESS THEREOF, the parties hereto, thereunto duly authorized by all appropriate corporate action, if any be required, have executed this Agreement as of the date first above written.

                                       REDDING BANK OF COMMERCE

                                       BY
                                          ---------------------------------

                                          -----------------------, CHAIRMAN

                                       EMPLOYEE:



                                       ------------------------------------

                                   EXHIBIT "A"

                         SALARY REDUCTION AUTHORIZATION

                            REDDING BANK OF COMMERCE
                         EXECUTIVE DEFERRED COMPENSATION


        ____________________, ("Employee"), having read and understood the terms of that certain Redding Bank of Commerce Deferred Compensation Agreement dated April 18, 1990, hereby elects to participate in such Agreement and hereby elects to irrevocably defer compensation otherwise payable to Employee in the sum of Dollars _________($______ ) for the period ending _________________.

        Employee further authorizes Bank to reduce his compensation for such sums and period as provided in said Agreement and as set forth hereinabove.

        Employee understands that the Salary Reduction Authorization contained herein must be renewed, in writing, prior to January 1st of each year.

DATED:______________________

EMPLOYEE:___________________



        ACKNOWLEDGED AND RECEIVED BY REDDING BANK OF COMMERCE ON ______________

REDDING BANK OF COMMERCE


BY:_____________________
   Chairman of the Board

                                   EXHIBIT "B"

                             KEYMAN INSURANCE POLICY

                                   EXHIBIT "C"

                             PROJECTED DEATH BENEFIT
                              PAYABLE ANNUALLY FOR
                                    15 YEARS


               Plan Year

                      1             $_______
                      2             $_______
                      3             $_______
                      4             $_______
                      5             $_______
                      6             $_______
                      7             $_______
                      8             $_______
                      9             $_______
                      10            $_______
                      11            $_______
                      12            $_______
                      13            $_______
                      14            $_______
                      15            $_______

This schedule is to be reviewed annually by the Executive Compensation committee to coincide with the participants change in elective deferral. The projected death benefit to be paid beneficiaries shall be equal to the amount in the participants deferred compensation account plus any recognized gain on the proceeds of the life insurance policy over the amount carried on the banks books.

                                   EXHIBIT "D"

         SALARY REDUCTION DEFERRED COMPENSATION BENEFICIARY DESIGNATION
                            REDDING BANK OF COMMERCE
                                    ---OOO---


        Employee, _____________________ , pursuant to the terms of the Deferred
Compensation Agreement dated                , 19 , between Employee and REDDING
BANK OF COMMERCE, hereby designates the following beneficiary (beneficiaries) to receive payments pursuant to the Deferred Compensation Agreement:

               PRIMARY BENEFICIARY: ___________________________________________

               SECONDARY BENEFICIARY: _________________________________________

        This beneficiary designation revokes any prior beneficiary designations which may have been in effect. This beneficiary designation is revocable by a subsequent beneficiary designation in writing.

        DATED: _____________________, 19__.

                                              EMPLOYEE:

                                              _________________________________


_________________________________
            (WITNESS)

_________________________________
            (WITNESS)